As filed with the Securities and Exchange Commission on June 22, 2000
                                                              File No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933



                               STEPAN COMPANY
           (Exact Name of Registrant as Specified in its Charter)

            Delaware                                     36-1823834
  (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
of Incorporation or Organization)

  Edens Expressway and Winnetka Road
        Northfield, Illinois                                    60093
(Address of Principal Executive Offices)                     (Zip Code)



                   Stepan Company 2000 Stock Option Plan
                          (Full Title of the Plan)


                             Kathleen M. Owens
             Senior Attorney and Assistant Corporate Secretary
                               Stepan Company
                     Edens Expressway and Winnetka Road
                         Northfield, Illinois 60093
                  (Name and Address of Agent For Service)

                               (847) 446-7500
       (Telephone Number, Including Area Code, of Agent For Service)


                                   CALCULATION OF REGISTRATION FEE
================================================================================================
                                              Proposed          Proposed
                                               Maximum           Maximum
Title of Securities to be    Amount to be   Offering Price      Aggregate           Amount of
      Registered              Registered      Per Share*     Offering Price*    Registration Fee
------------------------------------------------------------------------------------------------
Common Stock, par value
  $1.00 per share.........    1,000,000       $21.90625        $21,906,250            $5,784
================================================================================================

* Pursuant to Rule 457(h)(1), computed on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on June 20, 2000.

                                  PART II


                          INFORMATION REQUIRED IN
                         THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have heretofore been filed by Stepan Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), File No. 1-4462, are incorporated by reference herein and shall be deemed to be a part hereof:

         (a) The Company's Report on Form 10-K for the year ended December 31, 1999.

         (b) The Company's Current Report on Form 10-Q for the quarter ended March 31, 2000.

         (c) The description of Common Stock included in the Company's Registration Statement on Form 8-A, dated March 4, 1996, filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Certain legal matters with respect to the legality of the Common Stock offered hereby will be passed upon for the Company by Mayer, Brown & Platt, Chicago, Illinois. Mayer, Brown & Platt has represented and currently represents Stepan Company.

Item 6.  Indemnification of Directors and Officers.

         Pursuant to the provisions of the Delaware General Corporation Law ("Delaware GCL"), the Company has adopted provisions in its Certificate of Incorporation and Bylaws which require the Company to indemnify is officers and directors to the fullest extent permitted by law, and eliminate the personal liability of its directors to the Company or its stockholders for monetary damages for breach of their duty of due care except (i) for any breach of the duty of loyalty to the Company or to its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) for liability under Section 174 of the Delaware GCL (relating to certain unlawful dividends, stock repurchases or stock redemptions); or (iv) for any transaction from which the director derived any improper personal benefit. In addition, the Company's Certificate of Incorporation and Bylaws require it to indemnify its directors and officers against any liability or expense actually and reasonably incurred by such person, permit the Company to insure its directors and officers and permit the Company to indemnify or insure its employees or agents to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary, except that the Company shall not be obligated to advance expenses to any such person. Indemnification rights pursuant to the Company's Bylaws are non-exclusive.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Index to Exhibits which is incorporated herein by reference.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

           1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)       To include any prospectus required by
                              section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's articles of incorporation or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on this 21st day of June, 2000.

                                      STEPAN COMPANY


                                      By: /s/ Kathleen M. Owens
                                          --------------------------
                                          Kathleen M. Owens
                                          Senior Attorney and Assistant
                                            Corporate Secretary

           Each person whose signature appears below hereby constitutes and appoints F. Quinn Stepan, F. Quinn Stepan, Jr., and each of them individually, the true and lawful attorney- or attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on this 21st day of June, 2000.


        Signature                                  Title
        ---------                                  -----


/s/ F. Quinn Stepan                       Chairman and Chief Executive
--------------------------                Officer and Director
       F. Quinn Stepan


/s/ F. Quinn Stepan, Jr.                  President and Chief Operating
--------------------------                Officer and Director
      F. Quinn Stepan, Jr.


/s/ Robert G. Potter                      Director
--------------------------
      Robert G. Potter


/s/ Thomas F. Grojean                     Director
--------------------------
     Thomas F. Grojean


/s/ James A. Hartlage                    Senior Vice President - Technology
--------------------------               and Operations and Director
      James A. Hartlage


/s/ Walter J. Klein                      Vice President - Finance,
-------------------------                Principal Financial and
      Walter J. Klein                    Accounting Officer


/s/ Paul H. Stepan                       Director
------------------------
      Paul H. Stepan


/s/ Robert D. Cadieux                    Director
------------------------
    Robert D. Cadieux

                               EXHIBIT INDEX

Exhibit
Number                    Description of Exhibit
-------                   ----------------------


(4)h       Copy of Loan Agreement dated June 15, 1995, with Aid
           Association for Lutherans, the Northwestern Mutual Life Insurance Company and The Mutual Life Insurance Company of New York (incorporated by reference to the Company's Form 10-Q for the quarter ended June 30, 1995)


4(i) Copy of Revolving Credit and Term Loan Agreement dated February 20, 1990, with The First National Bank of Chicago and the amendment dated March 21, 1990 (incorporated by reference to the Company's Form 10-K for the year ended December 31, 1989)


(4)m Copy of Second Amendment dated September 20, 1991, amending Revolving Credit and Term Loan Agreement dated February 20, 1990 (see (4)i above)(incorporated by reference to the Company's Form 10-K for the year ended December 31, 1991)


(4)m(1) Copy of Third Amendment dated December 29, 1992, amending Revolving Credit and Term Loan Agreement dated February 20, 1990 (see (4)i and (4)m above)(incorporated by reference to the Company's Form 10-K for the year ended December 31, 1992)


(4)m(2) Copy of Fourth Amendment dated May 31, 1994, amending Revolving Credit and Term Loan Agreement dated February 20, 1990 (see
           (4)i, (4)m and (4)m(1) above)(incorporated by reference to the Company's Form 10-K for the year ended December 31, 1994)


(4)n(1) Copy of Certificate of Designation, Preferences and Rights of the 5-1/2% Convertible Preferred Stock, without Par Value and the Amended Certificate dated August 12, 1992 and April 28, 1993 (incorporated by reference to the Company's Form 8-K filed on April 28, 1993)


(4)n(2) Copy of Issuer Tender Offer on Schedule 13E-4 dated August 13, 1992 (incorporated by reference to the Company's Form 10- Q for the quarter ended September 30, 1992)

(4)n(3) Copy of Amendment No. 1 to Schedule 13E-4 (see also (4)n(2) above) dated September 23, 1992 (incorporated by reference to the Company's Form 10-Q for the quarter ended September 30,
           1992)


(4)o Copy of Revolving Credit and Term Loan Agreement dated January 9, 1998, with The First National Bank of Chicago (incorporated by reference to the Company's Form 10-K for the year ended December 31, 1997)


(4)o(1) Copy of Certificate of Amendment dated March 12, 1999, amending Revolving Credit and Term Loan Agreement dated January 9, 1998 (see (4)o above)(incorporated by reference to the Company's Form 10-Q for the quarter ended March 31, 1999)


(4)q Copy of Term Loan Agreement dated October 1, 1998, with The Northwestern Mutual Life Insurance Company and Connecticut General Life Insurance Company (incorporated by reference to the Company's Form 10-K for the year ended December 31, 1998)


(4)q Copy of 2000 Stock Option Plan (incorporated by reference to the Company's Proxy Statement for the 2000 Annual Meeting of Stockholders)

           In accordance with 601(b)(4)(iii) of Regulation S-K, certain debt instruments are omitted, where the amount of securities authorized under such instruments does not exceed 10% of the total consolidated assets of the Registrant. Copies of such instruments will be furnished to the Commission upon request.


5          Opinion of Mayer, Brown & Platt


23(a)      Consent of Mayer, Brown & Platt (included in Exhibit 5)


23(b)      Consent of Arthur Andersen LLP


24 Powers of Attorney (included on the signature page of the registration statement)